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                                                                  EXHIBIT 10.20a


March 3, 1998


Mr. Martyn Cooper
Tekgraf, Inc.
6721 Portwest #100
Houston, TX  77024

         Re:      Second Amendment to Lease Agreement at 6721
                  Portwest, Suite 100, Houston, Texas

Dear Martyn:

         In regard to the Lease Agreement dated April 14, 1994 ("Lease Agreement") entered into between Tekgraf, Inc., a Texas Corporation ("Tenant"), and Connecticut General Life Insurance Company, a Connecticut Corporation ("Landlord"), for the 5,495 square foot premises at 6721 Portwest, Suite 100, Houston, Texas, it is agreed the Lease Agreement shall be amended and modified to the following terms and conditions:

1. It is acknowledged and agreed by the parties hereto that the Landlord shall be Transwestern CG Partners I, L.P. (hereinafter referred to as "Landlord").

2. The Term as described in paragraph 1 of the Lease Agreement shall be renewed and extended for twelve (12) months, commencing March 1, 1998 and expiring at midnight on February 28, 1999.

3. The Base Rent described in paragraph 2 of the Lease Agreement shall be as follows:

                           Months 1 - 12             $3,205.00 per month

4. Paragraph 4, Operating Expense Stop of the Lease Agreement shall be deleted and of no further force and effect and replaced with the following paragraph:

TENANT'S PRO RATA SHARE OF BUILDING COSTS

         Subject to all of the provisions of this Lease relevant hereto, Tenant promises and agrees to pay, as additional rent hereunder and as provided herein, at the office of the Landlord or at such other place designated by Landlord, without any prior demand therefor and without any deduction or set-off throughout the term of this Lease, Tenant's Pro Rata Share of certain Building expenditures made by Landlord, as follows:

         (1)      Real Estate Taxes, as defined in Article (a);
         (2)      Common Area Maintenance Costs, as defined in Article (b); and
         (3)      Building Insurance Costs, as defined in Article (c).

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         (4)      Management Fees, as defined in Article (b).

The amounts due from Tenant as Tenant's Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs and Insurance shall be estimated by Landlord for each calendar year and paid by Tenant in equal installments of one-twelfth (1/12) of such estimated amount, monthly in advance, upon the first day of each calendar month provided, however, if the term shall commence upon a day other than the first day of the calendar month, Tenant shall pay upon the commencement date of this Lease a portion of Tenant's Pro Rata Share of said expenses calculated on a per diem basis with respect to the fractional month preceding the commencement of the first full calendar month of the term of this Lease. Said amounts shall be adjusted between Landlord and Tenant annually and at the expiration or earlier termination of this Lease, and payment shall be made to, or refund made by, Landlord, as the case may be, and Landlord shall receive the precise amount due as Tenant's Pro Rata Share of the actual cost of said Real Estate Taxes, Common Area Maintenance Costs and Insurance for the preceding calendar year or any fractional calendar year.

Tenant will pay Landlord the sum of the following per month, in advance, payable at the same time and place as the minimum rent is payable, as estimated charges for Tenant's Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs and Insurance Costs:

         (1)      Real Estate Taxes                     $    494.00
         (2)      Common Area Maintenance Costs         $    343.00
         (3)      Insurance Costs                       $     23.00
         (4)      Management Fees                       $    146.00
                                                        -----------
                  Total                                 $  1,006.00

         The estimated charges as set out above are subject to changes from time to time throughout the Lease term. Failure to pay any one or all of Tenant's Pro Rata Share of Building Costs shall constitute an event of default hereunder.

         (A)      TAXES

                  (1) "Tax Year" means the calendar and/or fiscal year basis upon which taxes and/or special assessments are assessed upon the Building throughout the term of this Lease.

                  (2) "Real Estate Taxes" means the amount (in dollars) of taxes and/or special assessments levied or assessed against the land and improvements of the Building, said taxes to be either ad valorem taxes or a substitution therefor which may be designated as appropriate by applicable governing authorities, in any tax year or fractional part thereof. Excluded are all estate or death, succession, income or franchise taxes.

                  (3) "Tenant's Pro Rata Share of Real Estate Taxes" means that amount obtained by multiplying the Real Estate Taxes by a fraction, the


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                           numerator of which is the square foot area of the
                           Leased Premises and the denominator of which is the gross leasable area of the Building.

                  (4) "Building" means all of the real estate and the buildings and other improvements actually constructed thereon, including common areas, as more specifically shown on the Site Plan attached as Exhibit "B".

         Landlord's Payment. Subject to the limitations, conditions and agreements contained in this Article, Landlord shall pay annually, all Real Estate Taxes. On or before one hundred eighty (180) days after the end of the Tax Year, Landlord shall render a statement showing the total of Tenant's Estimated Tax Payments made in advance during the preceding Tax Year, and the balance, if any, then due from Tenant. At the time of rendering the statement, Landlord shall submit to Tenant a true copy of the tax bills. Taxes and/or special assessments for a fractional year, if any, shall be prorated. Landlord's failure to provide the statements shall not relieve Tenant of any liability hereunder.

         Tenant's Liability. Tenant promises and agrees to pay Tenant's Estimated Pro Rata Share of Real estate Taxes, monthly in advance, on the first day of each calendar month, in an amount estimated by Landlord as provided above.

         Annual Adjustment. Within ten (10) days after the receipt of Landlord's statement showing the total amount paid in advance by Tenant and a copy of the paid tax bills showing the actual taxes paid or to be paid by Landlord, there shall be an adjustment between Landlord and Tenant. Tenant shall pay to landlord on demand the difference between the amount paid by Tenant and the actual amount due. If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, the excess shall be credited by Landlord against any amounts then due and owing by Tenant to Landlord, and any remaining net surplus shall then be refunded by Landlord to Tenant. Failure of Tenant to pay Tenant's Pro Rata Share of Real Estate Taxes in the manner and time provided herein shall constitute an event of default hereunder.

         (B)      COMMON AREA MAINTENANCE

         Landlord agrees to maintain and repair throughout the term hereof the common areas and facilities of the Building, including, without limitation, the automobile entrances, exits, driveways, parking areas, pedestrian walks, landscaped areas, public toilets, meeting rooms, lighting facilities, service areas and Building signs not otherwise the responsibility of Tenant as set out in this Lease (said areas hereinafter called the "Common Area"). Landlord's maintenance and repairs shall include all repairs and replacements and the supplies and materials therefor, which in Landlord's reasonable judgment are necessary to preserve the utility of the Common Area and facilities in the condition same were in at the time of completion, reasonable wear and tear only excepted.

         As used herein, the term "Common Area Maintenance Costs" shall mean all costs and expenses of every kind paid or incurred during the term of this Lease in connection with the


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operation and upkeep of the Common Area and facilities within the Building, and where necessary, the cost of replacing any of said common facilities and the cost of policing and protecting same. In addition to the foregoing, the Common Area Maintenance Costs may include a reserve fund of ten percent (10%) of the aggregate Common Area Maintenance Costs, which reserve fund will be put into an escrow account and accrue interest until such time as a major repair such as resurfacing the parking lot or major concrete drive replacement, where it shall be applied against such "Major Repair Cost". Also, in addition to the foregoing, the Common Area Maintenance Costs shall include, but not limited to, maintenance and repair costs, management fees, wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Building and common areas, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building. Tenant's Pro Rata Share of the Common Area Maintenance Costs means that amount obtained by multiplying said Costs by a fraction, the numerator of which is the square foot area of the Leased Premises and the denominator of which is the gross leasable area of the Building. Tenant promises to pay Tenant's Pro Rata Share of Common Area Maintenance Costs monthly in advance, on the first day of each calendar month in an amount estimated by Landlord as provided above. Landlord's failure to provide the statements shall not relieve Tenant of any liability hereunder.

         Annual Adjustment. Within ten (10) days after the receipt of Landlord's statement showing the total amount paid in advance by Tenant and a copy of the paid tax bills showing the actual taxes paid or to be paid by Landlord, there shall be an adjustment between Landlord and Tenant. Tenant shall pay to Landlord on demand the difference between the amount paid by Tenant and the actual amount due. If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, the excess shall be credited by Landlord against any amounts then due and owing by Tenant to Landlord, and any remaining net surplus shall then be refunded by Landlord to Tenant, Failure of Tenant to pay Tenant's Pro Rata Share of Real Estate Taxes in the manner and time provided herein shall constitute an event of default hereunder.

         (C)      INSURANCE

         Tenant's Liability Insurance. Tenant agrees, at Tenant's sole cost, to maintain in force during the term of this Lease a policy or policies of comprehensive public liability insurance, including property damage, written by one or more responsible insurance companies approved by Landlord and licensed to do business in Texas, which insurance companies shall be rated not less than A-13 by Best Guide Rating, insuring Tenant and naming, as additional named insured, Landlord and such other person, firms or corporations as are designated by Landlord and acceptable to said insurance companies, insuring against loss of life, bodily injury and/or property damage with respect to the Leased Premises and the business operated by Tenant and any subtenant, licensee, concessionaire or assignee of Tenant in the Leased Premises or Building, in which the limit of public liability shall not be less than ONE MILLION AND NO/100 DOLLARS ($1,000,000) single limit bodily injury and in which the limit of property damage liability shall be not less than FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00). Additionally, Tenant shall maintain at Tenant's sole cost, plate


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glass insurance on the windows and door or doors of the Leased Premises. Each such policy shall be noncancellable for any cause without first giving Landlord thirty (30) days prior written notice. Subject to all of the foregoing, the insurance coverage required to be furnished by Tenant pursuant to this Section B may be in a blanket policy covering all of Tenant's operations. A copy of such policy, or a certificate of such insurance together with a receipt showing all premiums paid thereon for at least one (1) year in advance, shall be delivered to Landlord upon the commencement of the term of this Lease and annually thereafter upon the first day of such lease year throughout the term hereof.

         Landlord's Liability Insurance. Landlord agrees to maintain in force during the term of this Lease a policy or policies of comprehensive public liability insurance, including property damage, written by one or more responsible insurance companies approved by Landlord and licensed to do business in Texas insuring Landlord against loss of life, bodily injury and/or property damage with respect to the common areas of the Building and the operation of the Building, in which the limit of public liability shall be not less than FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) single limit bodily injury and in which the limit of property damage liability shall be not less than ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00). In addition, Landlord may maintain in force such umbrella policy or policies of public liability insurance as Landlord, in its sole discretion, may deem appropriate.

         Landlord's Fire and Extended Coverage Insurance. Landlord agrees to procure and keep in effect during the terms of this Lease a policy or policies of fire and extended coverage insurance covering the Building, or separate fire rating division as determined by the State Board of Insurance which includes the leased Premises, including rent abatement, vandalism and malicious mischief coverage, written by an insurance company authorized to do business within the State of Texas, and in an amount equal to not less than eighty percent (80%) of the replacement cost of the premises covered. Such insurance shall provide protection against losses so insured against for the benefits of Landlord and any first mortgage of Landlord, subject to the terms and provisions of this Lease and any first mortgage; provided, however, that all proceeds payable by any insurance company under such policy or policies shall be payable to such mortgagee, if any, and shall be applied in accordance with the terms of such mortgage; or, if there is no mortgage, the full amount of such proceeds shall be payable to Landlord, and Tenant shall not be entitled to, and shall have no interest in, such proceeds or any part thereof. Such policy or policies shall contain a provision or endorsement with respect to mutual waiver of right of subrogation. The premium on said insurance shall be paid at least one (1) year in advance, and Landlord shall, upon request, furnish Tenant proof of such Insurance.

         Tenant's Liability for Building Insurance Costs. At the commencement of the term of this Lease and within one hundred eighty (180) days after the commencement of each calendar year (or partial calendar year) thereafter, Landlord shall furnish Tenant a statement, together with a true copy of the premium statement, showing the Building Insurance Costs for the calendar year in which the term commences or the applicable calendar year thereafter and any deductible amount incurred in any loss. Landlord's failure to provide the statement shall not


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relieve Tenant of any liability hereunder. As used herein, the term "Building
Insurance Costs" shall mean the actual premium costs of public liability and fire and extended coverage insurance, including rent abatement insurance required by this Lease to be maintained by Landlord and any deductible incurred in any loss. Tenant's Pro Rata Share of public liability insurance shall be determined by multiplying the total cost of such insurance by a fraction, the numerator of which is the square foot area of the Leased Premises and the denominator of which is the gross leasable area of the Building. Tenant's Pro Rata Share of fire and extended coverage insurance shall be determined by multiplying said total cost of such insurance by a fraction, the numerator of which is the square foot area of the Leased Premises and the denominator of which is the gross leasable area of the Building. Tenant's Pro Rata Share of Building Insurance Costs shall be paid as provided above.

         Annual Adjustments. Within ten (10) days after the receipt of Landlord's statement showing the total amount paid in advance by Tenant and a copy of the insurance bills showing the actual monies paid or to be paid by Landlord, there shall be an adjustment between Landlord and Tenant. Tenant shall pay to Landlord on demand the difference between the amount paid by Tenant and the actual amount due. If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, the excess shall be credited by Landlord against any amounts then due and owing by Tenant to Landlord and any remaining net surplus shall then be refunded by Landlord to Tenant. Failure of Tenant to pay Tenant's Insurance Costs in the manner and time provided herein shall constitute an event of default hereunder.

5. Tenant agrees to accept the premises in it "as is", "where is" condition.


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         Except as provided herein, all terms and conditions of the Lease
Agreement shall remain in full force and effect.

LANDLORD:                                             TENANT:

Transwestern CG Partners I, L.P.                      Tekgraf, Inc., a Texas
   By:  Transwestern CP GP I, L.L.C., its sole        Corporation
        general partner                               By:  /s/ Martyn Cooper
        By:    Houston Properties, L.L.C., its             --------------------
               managing member                        Name:  Martyn Cooper
               By:   Connecticut General Life                ------------------
                     Insurance Company, its sole
                     managing member                  Its:  Director
                     By:    Cigna Investments, Inc.,       --------------------
                            its authorized signatory

         By:
            ---------------------------
         Name:
              -------------------------
         Its:
             --------------------------



   By:   Transwestern CP GP I, L.L.C., its
         managing member
         By:    Transwestern Investment
                Company, L.L.C., its authorized
                signatory


         By:    /s/ Randal Bossolo
             --------------------------
         Name:  Randal Bossolo
               ------------------------
         Its:   Managing Director
             --------------------------


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